Exhibit 99.1

Transatlantic Holdings, Inc. Announces Results for 2008

NEW YORK--(BUSINESS WIRE)--January 29, 2009--Transatlantic Holdings, Inc. (NYSE: TRH) today reported net income for the year ended December 31, 2008 of $102.3 million, or $1.53 per common share (diluted), compared to net income of $487.1 million, or $7.31 per common share (diluted), in 2007. Net income for the fourth quarter of 2008 totaled $4.4 million, or $0.07 per common share (diluted), compared to $112.5 million, or $1.68 per common share (diluted), in the fourth quarter of 2007.

Robert F. Orlich, Chairman, President and Chief Executive Officer, commented, “2008 was an extraordinary year. Tumultuous activity in financial and credit markets caused significant impairment write-downs in our investment portfolio and Hurricane Ike, one of the costliest industry-wide insured catastrophes in history, also hurt results. Nonetheless, we generated net income for the year, albeit significantly down from our record results in 2007. At the conclusion of a difficult year, stockholders’ equity grew $174 million during the fourth quarter. In addition, net operating cash flows were strong for the year.”

On the January 1 renewal season just completed, Mr. Orlich commented, “Pricing stabilized in most classes and improved in others, most significantly in U.S. catastrophe-exposed lines. Despite the uncertainty surrounding AIG’s ownership interest in Transatlantic, we successfully renewed virtually all business that met our underwriting standards – testament both to our team’s professionalism and the continued support from our customers and brokers. We expect the overall pricing trend to improve in the coming months.”

Income before income taxes for the year 2008 amounted to $3.2 million compared to $595.8 million in 2007. (Loss) income before income taxes for the fourth quarter of 2008 amounted to ($95.2) million compared to $132.5 million in the fourth quarter of 2007.

For the years ended December 31, 2008 and 2007, income before income taxes includes pre-tax realized net capital (losses) gains of ($435.5) million and $9.4 million, respectively. For the fourth quarter of 2008 and 2007, (loss) income before income taxes includes pre-tax realized net capital losses of ($203.0) million and ($22.6) million, respectively. Realized net capital losses in the 2008 periods, which include significant other-than-temporary impairment write-downs related to fixed maturity and equity securities, were due primarily to a severe decline in market values resulting from the downturn in the U.S. economy, ongoing turmoil in the financial markets and credit events related to certain financial industry companies. (Refer to the analysis of realized net capital (losses) gains in the Consolidated Statistical Supplement for detail of the components of realized net capital (losses) gains.)

Income (loss) before income taxes in the 2008 year and fourth quarter also includes estimated pre-tax net catastrophe costs of $169.7 million and $25.9 million, respectively, relating principally to Hurricane Ike. Income before income taxes in the 2007 year and fourth quarter also includes estimated pre-tax net catastrophe costs of $55.2 million and ($1.3) million, respectively. The computation of net catastrophe costs involves a significant amount of judgment and is based on information available at the time of estimation.

Net premiums written for the year 2008 totaled $4,108.1 million compared to $3,952.9 million in 2007, an increase of 3.9%. Net premiums written for the fourth quarter of 2008 totaled $989.8 million compared to $1,001.0 million in the fourth quarter of 2007, a decrease of 1.1%. The impact of changes in foreign currency exchange rates significantly lowered net premiums written in the fourth quarter of 2008 compared to the fourth quarter of 2007 . (Refer to the table in the Consolidated Statistical Supplement presenting the effect of changes in foreign currency exchange rates on the change in net premiums written between periods.) International business represented 50% of net premiums written in 2008 versus 51% in 2007.

Net losses and loss adjustment expenses incurred include estimated net adverse or favorable development related to losses (including catastrophe events) occurring in prior years. Such development in 2008 was de minimis. Net development in 2007 totaled $88 million adverse.

The combined ratio for the year 2008 was 98.5% versus 95.3% in 2007. The aggregate net impact of pre-tax catastrophe costs and estimated net adverse development related to losses occurring in prior years added 4.4% and 3.4% to the combined ratio for the year 2008 and 2007, respectively. The combined ratio for the fourth quarter of 2008 was 98.1% versus 95.0% in the fourth quarter of 2007.

Net loss and loss adjustment expense reserves decreased $188.4 million during the fourth quarter of 2008, bringing the amount of such reserves to $7.35 billion at December 31, 2008. The reduction of net reserves during the quarter was partially due to the exchange rate impact of the strengthening U.S. dollar against certain foreign currencies. (Refer to the analysis of changes in net loss and loss adjustment expense reserves in the Consolidated Statistical Supplement for additional information.)

TRH’s loss ratio represents net losses and loss adjustment expenses incurred expressed as a percentage of net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses expressed as a percentage of net premiums written. The combined ratio represents the sum of the loss ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities, as these are standard measures in the insurance and reinsurance industries.

Net investment income totaled $440.5 million for the year 2008 compared to $469.8 million in 2007. Net investment income totaled $92.3 million for the fourth quarter of 2008 compared to $122.1 million for the fourth quarter of 2007. Investment results from limited partnerships were significantly lower in the 2008 periods than in the comparable 2007 periods. (Refer to the analysis of net investment income in the Consolidated Statistical Supplement for additional information.)

Net operating cash flows for the year and fourth quarter of 2008 totaled $1,096.5 million and $194.8 million, respectively. Net operating cash flows for the year and fourth quarter of 2007 totaled $1,026.8 million and $314.1 million, respectively. In the year and fourth quarter of 2008, net repayments reduced TRH’s securities lending payable by $1,845.8 million and $1,004.5 million, respectively.

At December 31, 2008, TRH’s consolidated stockholders’ equity was $3.20 billion and book value per common share was $48.19.

At year end 2008, Transatlantic terminated its participation in a securities lending program. Due to conditions affecting financial and credit markets in general, counterparties were successful during the fourth quarter of 2008 in negotiating collateral levels (i.e., collateral received as a percentage of the fair value of the security loaned) lower than in previous periods. Due to the lower collateral levels, these transactions were accounted for as sales of the loaned securities at the time such securities were loaned and as purchases of such securities when they were subsequently returned. The sale and return of such securities resulted in realized net capital losses of $16 million in the 2008 fourth quarter and year.

At December 31, 2008, consolidated investments and assets totaled $10.23 billion and $13.38 billion, respectively. The decrease in such amounts since September 30, 2008 resulted mostly from the termination of the securities lending program.

Additionally, in the fourth quarter of 2008, TRH repurchased $25 million principal amount of its senior notes due in 2015 for $15 million, realizing a gain of $10 million; at December 31, 2008, $725 million aggregate principal amount of its senior notes remained outstanding.

In the fourth quarter of 2008, the Board of Directors declared a quarterly cash dividend of $0.19 per common share to stockholders of record as of March 2, 2009, payable on March 16, 2009.

Visit – www.transre.com – for additional information about TRH.

Caution concerning forward-looking statements:

This press release contains forward-looking statements, including management’s beliefs about financial, credit and industry market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 as well as its future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis ― structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Statement of Operations Data:

	Twelve Months Ended
	December 31,
	2008	2007	Change
	(in thousands, except per share data)

Revenues:
Net premiums written	$4,108,092	$3,952,899	3.9%
(Increase) decrease in net unearned premiums	(40,703)	(50,230)
Net premiums earned	4,067,389	3,902,669	4.2
Net investment income	440,451	469,772	(6.2)
Realized net capital (losses) gains	(435,541)	9,389
Gain on early extinguishment of debt	10,250	-
Total revenues	4,082,549	4,381,830	(6.8)

Expenses:
Net losses and loss adjustment expenses	2,907,227	2,638,033
Net commissions	980,626	980,121
Other underwriting expenses	131,555	115,760
(Increase) decrease in deferred acquisition costs	(6,956)	(16,901)
Interest on senior notes	43,359	43,421
Other, net	23,515	25,644
Total expenses	4,079,326	3,786,078

Income (loss) before income taxes	3,223	595,752	(99.5)
Income taxes (benefits)	(99,031)	108,611
Net income	$102,254	$487,141	(79.0)

Net income per common share:
Basic	$1.54	$7.37	(79.1)
Diluted	1.53	7.31	(79.0)

Cash dividends per common share	0.730	0.615	18.7

Weighted average common shares outstanding:
Basic	66,270	66,124
Diluted	66,722	66,654

Ratios:
Loss	71.5%	67.6%
Underwriting expense	27.0	27.7
Combined	98.5	95.3

Statement of Operations Data:

	Three Months Ended
	December 31,
	2008	2007	Change
	(in thousands, except per share data)

Revenues:
Net premiums written	$989,773	$1,001,027	(1.1)%
(Increase) decrease in net unearned premiums	10,801	28,604
Net premiums earned	1,000,574	1,029,631	(2.8)
Net investment income	92,316	122,107	(24.4)
Realized net capital (losses) gains	(203,018)	(22,613)
Gain on early extinguishment of debt	10,250	-
Total revenues	900,122	1,129,125	(20.3)

Expenses:
Net losses and loss adjustment expenses	702,914	690,410
Net commissions	241,618	244,080
Other underwriting expenses	33,701	35,533
(Increase) decrease in deferred acquisition costs	1,767	4,355
Interest on senior notes	10,782	10,857
Other, net	4,533	11,407
Total expenses	995,315	996,642

Income (loss) before income taxes	(95,193)	132,483	-
Income taxes (benefits)	(99,582)	19,959
Net income	$4,389	$112,524	(96.1)

Net income per common share:
Basic	$0.07	$1.70	(96.1)
Diluted	0.07	1.68	(96.1)

Cash dividends per common share	0.190	0.160	18.8

Weighted average common shares outstanding:
Basic	66,313	66,198
Diluted	66,595	66,806

Ratios:
Loss	70.3%	67.1%
Underwriting expense	27.8	27.9
Combined	98.1	95.0

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
As of December 31, 2008 and 2007

Balance Sheet Data:

	2008	2007
	(in thousands, except share data)

ASSETS

Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value: 2008-$1,210,432; 2007-$1,280,011)	$1,218,603	$1,249,935
Available for sale, at fair value (amortized cost: 2008-$8,294,813; 2007-$8,034,738)(pledged, at fair value: 2007-$1,966,364)	8,013,071	8,099,252
Equities:
Available for sale, at fair value:
Common stocks (cost: 2008-$479,714; 2007-$572,468) (pledged, at fair value: 2007-$21,900)	425,645	587,373
Nonredeemable preferred stocks (cost: 2008-$102,804; 2007-$224,298)	98,230	197,870
Trading: common stocks, at fair value (cost: 2007-$35,916) (pledged, at fair value: 2007-$2,144)	-	35,357
Other invested assets	243,795	250,921
Securities lending invested collateral, at fair value (amortized cost: 2007-$2,053,271)	-	2,012,031
Short-term investments, at cost (approximates fair value)	230,213	67,801
Total investments	10,229,557	12,500,540
Cash and cash equivalents	288,920	255,432
Accrued investment income	141,563	143,675
Premium balances receivable, net	665,187	641,026
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	789,235	1,074,643
Deferred acquisition costs	239,610	248,081
Prepaid reinsurance premiums	84,238	71,617
Deferred income taxes	692,345	426,600
Other assets	245,019	122,713
Total assets	$13,375,674	$15,484,327
LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses	$8,124,482	$7,926,261
Unearned premiums	1,220,133	1,226,647
Securities lending payable	-	2,054,649
5.75% senior notes due December 14, 2015:
Affiliates	448,346	448,158
Other	273,897	298,772
Other liabilities	110,596	180,798
Total liabilities	10,177,454	12,135,285

Preferred Stock, $1.00 par value; shares authorized: 5,000,000; none issued	-	-
Common Stock, $1.00 par value; shares authorized: 100,000,000;
shares issued: 2008-67,353,258; 2007-67,222,470	67,353	67,222
Additional paid-in capital	268,027	249,853
Accumulated other comprehensive loss	(257,690)	(34,692)
Retained earnings	3,142,449	3,088,578
Treasury Stock, at cost; 988,900 shares of common stock	(21,919)	(21,919)
Total stockholders' equity	3,198,220	3,349,042
Total liabilities and stockholders' equity	$13,375,674	$15,484,327

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Condensed Cash Flow Data:

	Twelve Months Ended
	December 31,
	2008	2007
	(in thousands)

Net cash provided by operating activities	$1,096,487	$1,026,810

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	3,288,846	1,348,583
Proceeds of fixed maturities available for sale redeemed or matured	647,664	490,205
Proceeds of fixed maturities held to maturity redeemed	25,000	-
Proceeds of equities available for sale sold	877,755	1,189,392
Purchase of fixed maturities available for sale	(3,854,673)	(2,782,062)
Purchase of equities available for sale	(899,896)	(1,191,044)
Net (purchase) sale of other invested assets	(22,265)	6,115
Net sales (purchases) in securities lending invested collateral	1,060,674	(305,987)
Net (purchase) sale of short-term investments	(173,520)	(20,329)
Change in other liabilities for securities in course of settlement	(84,369)	1,198
Other, net	(14,577)	5,947
Net cash provided by (used in) investing activities	850,639	(1,257,982)
Cash flows from financing activities:
Net change in securities lending payable	(1,845,822)	305,987
Dividends to stockholders	(46,382)	(39,019)
Proceeds from common stock issued	(924)	6,042
Repurchase of senior notes	(14,750)	-
Other, net	2,946	790
Net cash (used in) provided by financing activities	(1,904,932)	273,800
Effect of exchange rate changes on cash and cash equivalents	(8,706)	7,540
Change in cash and cash equivalents	33,488	50,168
Cash and cash equivalents, beginning of period	255,432	205,264
Cash and cash equivalents, end of period	$288,920	$255,432

Supplemental cash flow information:
Income taxes paid, net	$117,024	$184,592
Interest paid on senior notes	42,406	43,125

Condensed Cash Flow Data:

	Three Months Ended
	December 31,
	2008	2007
	(in thousands)

Net cash provided by operating activities	$194,756	$314,130

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	494,269	419,670
Proceeds of fixed maturities available for sale redeemed or matured	135,105	68,302
Proceeds of fixed maturities held to maturity redeemed	-	-
Proceeds of equities available for sale sold	75,999	287,381
Purchase of fixed maturities available for sale	(356,481)	(718,699)
Purchase of equities available for sale	(74,369)	(309,984)
Net (purchase) sale of other invested assets	507	1,438
Net sales (purchases) in securities lending invested collateral	488,318	(106,446)
Net (purchase) sale of short-term investments	875	1,007
Change in other liabilities for securities in course of settlement	44,859	(38,070)
Other, net	(17,158)	7,454
Net cash provided by (used in) investing activities	791,924	(387,947)
Cash flows from financing activities:
Net change in securities lending payable	(1,004,522)	106,446
Dividends to stockholders	(12,591)	(10,592)
Proceeds from common stock issued	(1,671)	1,740
Repurchase of senior notes	(14,750)	-
Other, net	2,380	674
Net cash (used in) provided by financing activities	(1,031,154)	98,268
Effect of exchange rate changes on cash and cash equivalents	(4,829)	4,912
Change in cash and cash equivalents	(49,303)	29,363
Cash and cash equivalents, beginning of period	338,223	226,069
Cash and cash equivalents, end of period	$288,920	$255,432

Supplemental cash flow information:
Income taxes paid, net	$12,714	$31,513
Interest paid on senior notes	20,843	21,562

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Comprehensive (Loss) Income Data:

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(in thousands)

Net income	$102,254	$487,141	$4,389	$112,524

Other comprehensive (loss) gain:
Net unrealized (depreciation) appreciation of investments, net of tax:
Net unrealized holding (losses) gains	(772,771)	(121,603)	21,514	(36,670)
Deferred income tax benefit (charge) on above	270,470	42,561	(7,530)	12,834
Reclassification adjustment for losses (gains) included in net income	417,705	(34,018)	195,111	9,379
Deferred income tax (charge) benefit on above	(146,197)	11,906	(68,289)	(3,283)
	(230,793)	(101,154)	140,806	(17,740)

Net unrealized currency translation gain (loss), net of tax:
Net unrealized currency translation gain (loss)	11,992	36,671	61,791	(54,463)
Deferred income tax (charge) benefit on above	(4,197)	(12,835)	(21,627)	19,062
	7,795	23,836	40,164	(35,401)

Other comprehensive (loss) gain	(222,998)	(77,318)	180,970	(53,141)

Comprehensive (loss) income	($ 120,744)	$409,823	$185,359	$59,383

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Premium Data:

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(in thousands)

Net premiums written by office:

Domestic	$2,035,661	$1,948,045	$507,187	$465,697

International:

Europe:
London	829,123	813,205	191,628	212,569
Paris	347,603	344,107	66,638	86,678
Zurich	385,392	366,724	101,494	101,013
	1,562,118	1,524,036	359,760	400,260

Other:
Toronto	82,135	109,639	18,991	34,218
Miami (Latin America and the Caribbean)	264,726	227,510	53,604	57,107
Hong Kong	100,373	88,474	27,629	22,648
Tokyo	63,079	55,195	22,602	21,097
	510,313	480,818	122,826	135,070

Total international	2,072,431	2,004,854	482,586	535,330

Total net premiums written	$4,108,092	$3,952,899	$989,773	$1,001,027

Net effect of changes in foreign currency exchange rates on the change in net premiums written in 2008 as compared to 2007:

	Twelve	Three
	Months Ended	Months Ended
	December 31,	December 31,
Increase in original currency	3.9%	7.5%
Foreign exchange effect	-	(8.6)
Increase (decrease) as reported in U.S. dollars	3.9%	(1.1)%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Premium Data (continued):

Other net premiums written data (estimated):

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Treaty	96.9%	96.3%	97.2%	96.7%
Facultative	3.1	3.7	2.8	3.3
	100.0%	100.0%	100.0%	100.0%

Property	30.2%	29.0%	27.7%	27.7%
Casualty	69.8	71.0	72.3	72.3
	100.0%	100.0%	100.0%	100.0%

Total gross premiums written (in thousands)	$4,423,241	$4,283,563	$1,045,472	$1,068,624

Source of gross premiums written:

Affiliates	12.4%	13.0%	11.1%	12.2%
Other	87.6	87.0	88.9	87.8
	100.0%	100.0%	100.0%	100.0%
Supplemental Net Loss and Loss Adjustment Expense Reserve Data:

Changes in net loss and loss adjustment expense reserves:

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(in millions)

Reserve for net unpaid losses and loss adjustment expenses at beginning of period	$6,899.7	$6,207.2	$7,537.5	$6,668.7
Net losses and loss adjustment expenses incurred	2,907.2	2,638.0	702.9	690.4
Net losses and loss adjustment expenses paid	2,116.0	2,102.1	618.2	561.2
Foreign exchange effect	(341.8)	156.6	(273.1)	101.8
Reserve for net unpaid losses and loss adjustment expenses at end of period	$7,349.1	$6,899.7	$7,349.1	$6,899.7

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data:
Net investment income:
	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(in millions)
Fixed maturities	$427.6	$395.8	$108.7	$104.3
Equities	19.7	25.6	5.8	4.8
Other invested assets (including limited partnerships)	(19.0)	37.8	(24.1)	10.3
Other	22.1	19.2	4.2	4.4
Total investment income	450.4	478.4	94.6	123.8
Investment expenses	(9.9)	(8.6)	(2.3)	(1.7)
Net investment income	$440.5	$469.8	$92.3	$122.1

Realized net capital (losses) gains:
	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(in millions)
Sales of securities	($ 99.9)	$61.1	($ 79.7)	$14.4
Other-than-temporary impairment write-downs	(317.8)	(27.1)	(115.4)	(23.8)
Net foreign currency transaction losses	(17.8)	(24.6)	(7.9)	(13.2)
Realized net capital (losses) gains	($ 435.5)	$9.4	($ 203.0)	$(22.6)

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data:

Investments by category:

	December 31, 2008
	Amount	Percent
	(dollars in thousands)

Fixed maturities:
Held to maturity (at amortized cost):
Municipalities	$1,218,603	11.9%

Available for sale (at fair value):
Corporate	2,094,029	20.5
U.S. Government and government agencies	45,198	0.4
Foreign government	280,598	2.8
Municipalities	5,149,093	50.3
Asset-backed securities	444,153	4.3
	8,013,071	78.3
Total fixed maturities	9,231,674	90.2
Equities available for sale:
Common stocks	425,645	4.2
Nonredeemable preferred stocks	98,230	0.9
Total equities	523,875	5.1
Other invested assets	243,795	2.4
Short-term investments	230,213	2.3
Total investments	$10,229,557	100.0%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Fixed maturities portfolio data:

Ratings as of December 31, 2008:

	AAA	AA	A	BBB	Other (b)	Total
	(in millions)

Held to maturity:
Non-asset-backed (a)	$589	$523	$85	$22	$-	$1,219

Available for sale:
Asset-backed:
Commercial mortgage-backed	97	-	11	-	8	116
Residential:
Mortgage-backed:
Alt-A	54	-	-	9	16	79
Other	194	7	-	-	-	201
HELOC	3	-	-	-	8	11
Other asset-backed	23	10	4	-	-	37
Non-asset-backed (a)	2,664	3,773	1,068	48	16	7,569
Total available for sale	3,035	3,790	1,083	57	48	8,013

Total fixed maturities	$3,624	$4,313	$1,168	$79	$48	$9,232

Percent of total fixed maturities	39.3%	46.7%	12.6%	0.9%	0.5%	100.0%
(a)	Non-asset-backed fixed maturities in the aggregate include insured municipal bonds with ratings as follows:

		AAA	AA	A	BBB	Below BBB or Not Rated	Total
	Insured rating	$1,167	$1,635	$234	$-	$-	$3,036
	Underlying rating	260	1,999	744	22	11	3,036

(b)	Consists of $32 million of BB rated securities and $16 million of CCC rated securities.

Duration as of December 31, 2008: 6.0 years

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Other investment data:

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Pre-tax yield on fixed maturity portfolio (a)	4.5%	4.4%	4.6%	4.5%

Effective tax rate on net investment income (b)	13.3%	17.0%	10.7%	17.5%

(a)	Represents annualized pre-tax net investment income from fixed maturities (excluding fixed maturities included in securities lending invested collateral) for the periods indicated divided by the average balance sheet carrying value of the related fixed maturity portfolio for such periods.
(b)	Represents the portion of income tax expense related to net investment income divided by net investment income.
Other Data:

	(Estimated)
	December 31,	December 31,
	2008	2007
	(in thousands)
Statutory surplus of Transatlantic Reinsurance Company®	$3,410,000	$3,368,801

CONTACT:
Transatlantic Holdings, Inc., New York
Steven S. Skalicky, 212-770-2040